REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------


Shareholders  and  Board  of  Directors
Computer  System  Products,  Inc.

     We have audited the accompanying balance sheet of Computer System Products, Inc. as of December 31, 2002, and the related statements of operations, changes in shareholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the 2002 financial statements referred to above present fairly, in all material respects, the financial position of Computer System Products, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company has sustained operating losses during the last two fiscal years primarily as a result of a slowing economy. In addition, it has experienced an accumulated deficit and negative working capital for several years. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                              GRANT THORNTON LLP


Minneapolis, Minnesota
January 24, 2003

                          INDEPENDENT AUDITOR'S REPORT



Stockholders and Board of Directors
Computer System Products, Inc.
Minneapolis, Minnesota


We have audited the accompanying balance sheet of Computer System Products, Inc. as of December 31, 2001, and the related statements of operations, changes in shareholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Computer System Products, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.



                                              LARSON, ALLEN, WEISHAIR & CO., LLP

Minneapolis, Minnesota
July 1, 2002, Except for Note L, as to
  Which the Date is September 3, 2002

                         COMPUTER SYSTEM PRODUCTS, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 2002 AND 2001



         ASSETS                                       2002        2001
                                                   ----------  ----------

CURRENT ASSETS
  Cash and cash equivalents                        $    3,742  $    5,807
  Accounts receivable less allowance for doubtful
     accounts of $25,000 and $57,000 at 2002
     and 2001                                         690,069   2,696,552
  Inventories                                       1,300,690   3,063,240
  Prepaid expenses                                     39,381      45,652
                                                   ----------  ----------

        Total current assets                        2,033,882   5,811,251




PROPERTY AND EQUIPMENT, net                           555,628     915,159




OTHER ASSETS                                           49,018      26,000
                                                   ----------  ----------

                                                   $2,638,528  $6,752,410
                                                   ==========  ==========


The accompanying notes are an integral part of these statements.


LIABILITIES AND SHARE-
HOLDERS' DEFICIT                                              2002          2001
                                                          ------------  ------------
CURRENT LIABILITIES
  Note payable to bank                                    $ 3,202,782   $ 5,381,305
  Current portion of capital lease obligations                 65,445        91,058
  Current portion of loans payable to vendors                 260,873             -
  Notes payable - shareholders                                576,220       110,905
  Accounts payable                                            628,962     2,842,711
  Accounts payable - affiliates                               687,612       209,115
  Accrued expenses                                            196,235       507,791
                                                          ------------  ------------

        Total current liabilities                           5,618,129     9,142,885

CAPITAL LEASE OBLIGATIONS, net of current portion             107,676       148,201

LOANS PAYABLE TO VENDORS, net of current portion               58,527             -

COMMITMENTS AND CONTINGENCIES                                       -             -

SHAREHOLDERS' DEFICIT
  Common stock, $0.0001 par value; 10,000,000 shares
     authorized; 3,680,000 shares issued and outstanding          368           368
  Additional paid-in capital                                  800,000             -
  Accumulated deficit                                      (3,946,172)   (2,539,044)
                                                          ------------  ------------
                                                           (3,145,804)   (2,538,676)
                                                          ------------  ------------

                                                          $ 2,638,528   $ 6,752,410
                                                          ============  ============

                         COMPUTER SYSTEM PRODUCTS, INC.

                            STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001


                                                  2002           2001
                                              -------------  -------------

Net sales                                     $ 17,276,773   $ 31,885,973

Cost of goods sold                              14,406,682     24,350,340
                                              -------------  -------------

        Gross profit                             2,870,091      7,535,633

Operating expenses
  General and administrative                     2,796,061      3,517,139
  Selling                                        1,685,634      3,162,739
  Warehouse                                        835,408      1,318,599
  Marketing expenses                               333,134        660,165
                                              -------------  -------------
                                                 5,650,237      8,658,642
                                              -------------  -------------

        Operating loss                          (2,780,146)    (1,123,009)

Other income (expense)
  Interest expense                                (512,701)      (681,450)
  Gain on sale of assets                         1,000,000              -
  Vendor settlements                               857,088              -
  Other income                                      28,631        111,440
                                              -------------  -------------
                                                 1,373,018       (570,010)
                                              -------------  -------------

        NET LOSS                              $ (1,407,128)  $ (1,693,019)
                                              =============  =============

The accompanying notes are an integral part of these statements.

                         COMPUTER SYSTEM PRODUCTS, INC.

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT

                     YEARS ENDED DECEMBER 31, 2002 AND 2001


                                     Common stock    Additional                  Total
                                  ------------------  paid-in    Accumulated  shareholders'
                                   Shares    Amount   capital     deficit       deficit
                                  ---------  -------  --------  ------------  ------------
Balance at December 31, 2000      3,680,000  $   368  $      -  $  (652,355)  $  (651,987)

  Distributions to shareholders           -        -         -     (193,670)     (193,670)

  Net loss                                -        -         -   (1,693,019)   (1,693,019)
                                  ---------  -------  --------  ------------  ------------

Balance at December 31, 2001      3,680,000      368         -   (2,539,044)   (2,538,676)

  Capital contribution (note L)           -        -   800,000            -       800,000

  Net loss                                -        -         -   (1,407,128)   (1,407,128)
                                  ---------  -------  --------  ------------  ------------

Balance at December 31, 2002      3,680,000  $   368  $800,000  $(3,946,172)  $(3,145,804)
                                  =========  =======  ========  ============  ============

The accompanying notes are an integral part of these statements.

                         COMPUTER SYSTEM PRODUCTS, INC.

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001



                                                              2002          2001
                                                          ------------  ------------


Cash flows from operating activities:
  Net loss                                                $(1,407,128)  $(1,693,019)
  Adjustments to reconcile net loss to net
    cash provided by operating activities:
      Depreciation and amortization                           359,195       411,478
      (Gain) loss on disposal of equipment                    (32,863)          155
      Gain on sale of assets                               (1,000,000)            -
      Gain on vendor settlements                             (857,088)            -
      Write-off of inventory                                  833,473       220,615
      Changes in operating assets and liabilities, net
        of sale of assets:
          Accounts receivable                               2,006,483     3,451,567
          Inventories                                         904,077     2,063,841
          Prepaid expenses                                      6,271        64,649
          Other assets                                        (23,018)        8,585
          Accounts payable                                   (267,729)   (1,037,314)
          Accounts payable - affiliates                       478,497        99,898
          Accrued expenses                                   (283,461)     (337,163)
                                                          ------------  ------------

              Net cash provided by operating activities       716,709     3,253,292

Cash flows from investing activities:
  Purchases of property and equipment                         (18,312)     (271,618)
  Proceeds from the sale of property and equipment             26,030       152,474
  Proceeds from sale of assets                              1,025,266             -
                                                          ------------  ------------

              Net cash provided by (used in)
                 investing activities                       1,032,984      (119,144)

                                        COMPUTER SYSTEM PRODUCTS, INC.

                                     STATEMENTS OF CASH FLOWS - CONTINUED

                                    YEARS ENDED DECEMBER 31, 2002 AND 2001



                                                                             2002                2001
                                                                      -------------------  -----------------

Cash flows from financing activities:
  Proceeds on note payable to bank                                    $       21,577,000   $     34,987,000
  Payments on note payable to bank                                           (23,077,262)       (37,675,312)
  Payments on capital lease obligations                                          (99,018)           (79,205)
  Proceeds on notes payable - shareholders                                       465,315                  -
  Payments on notes payable - shareholders                                             -           (207,151)
  Payments on loans payable to vendors                                          (617,793)                 -
  Distributions to shareholders                                                        -           (168,400)
                                                                      -------------------  -----------------

          Net cash used in financing
             activities                                                       (1,751,758)        (3,143,068)
                                                                      -------------------  -----------------

              NET DECREASE IN CASH
                 AND CASH EQUIVALENTS                                             (2,065)            (8,920)

Cash and cash equivalents at beginning of year                                     5,807             14,727
                                                                      -------------------  -----------------

Cash and cash equivalents at end of year                              $            3,742   $          5,807
                                                                      ===================  =================

Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest                                                          $          380,725   $        723,418
                                                                      ===================  =================

Supplemental schedule of noncash investing and financing activities:
  Equipment acquired under capital lease                              $           32,880   $        204,400
                                                                      ===================  =================

  Distribution to shareholders through note payable -
     shareholders                                                     $                -   $         25,270
                                                                      ===================  =================

  Reduction of accounts payable due to vendor
     settlements                                                      $          937,193   $              -
                                                                      ===================  =================

  Capital contribution from sale of assets to
     affiliated company                                               $          800,000   $              -
                                                                      ===================  =================

The accompanying notes are an integral part of these statements.

                         COMPUTER SYSTEM PRODUCTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2002 AND 2001




             NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature  of  Business
     --------------------

     Computer System Products, Inc. (the Company) is a full-line manufacturer and supplier of networking hardware and cabling components. In addition, the Company is a supplier of premise cabling components and a manufacturer of custom cable assemblies. It sells to customers throughout the United States with a concentration in Minnesota.

     The Company, Engineered Products Co. (EPCO) and Lee Communications, Inc.
     (LCI) have common ownership and share common management. Common expenses are paid by the Company and in turn allocated between the three companies (see note F).

     Revenue  Recognition
     --------------------

     The Company recognizes revenue when completed product is shipped to the customer.

     Cash  and  Cash  Equivalents
     ----------------------------

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. At times these balances may be in excess of FDIC insured limits.

     Accounts  Receivable
     --------------------

     The Company grants credit to customers in the normal course of business, but generally does not require collateral or any other security to support amounts due. Management performs on-going credit evaluation of customers. The Company maintains allowances for potential credit losses that, when realized, have been within management's expectations.

     Inventories
     -----------

     Inventories consist primarily of raw materials and purchased parts and are stated at the lower of cost or market. Cost is determined using weighted average cost which includes overhead. Inventories were adjusted by $833,473 and $220,615 during the years ended December 31, 2002 and 2001 to reflect their fair market values.

     Property  and  Equipment
     ------------------------

     Property and equipment are stated at cost. Depreciation and amortization are calculated using the straight-line method over the assets' estimated useful lives of three to seven years.

     Income  Taxes
     -------------

     The Company has elected S corporation status under the provisions of the Internal Revenue Code. In lieu of corporation income taxes, the shareholders are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for income taxes has been included in the accompanying financial statements.

     Shareholders'  Distributions
     ----------------------------

     As a result of electing S corporation status, the Company elects annually to make distributions to its shareholders which are used for shareholders' personal tax liabilities. In addition, other distributions are recorded when declared by the Board of Directors.

     Use  of  Estimates
     ------------------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from the estimates that were used.

     Reclassification
     ----------------

     Certain 2001 amounts have been reclassified to conform with the financial statement presentation used in 2002.

                NOTE B - ABILITY TO CONTINUE AS A GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has sustained operating losses during the last two fiscal years primarily as a result of a slowing economy. In addition, it has experienced an accumulated deficit and negative working capital for several years.

In response to these issues, management has made adjustments to personnel throughout 2002, along with other cost reduction measures, to more appropriately reflect the market, size and revised growth plans of the Company. As a result of these adjustments, the Company has experienced decreases in monthly operating expenses. The Company also responded to these issues in 2002 by reaching settlements with its vendors and by selling a portion of its assets (see notes K and L).

While there is no assurance that these initiatives will ensure the Company's viability, the Company believes that these changes will enable it to meet its obligations and continue operating in the normal course of business. The ultimate outcome of these actions, however, cannot be determined. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                              NOTE C - INVENTORIES

     Inventories consist of the following at December 31:
                                                             2002        2001
                                                          ----------  ----------

  Raw materials                                           $  735,850  $1,584,630
  Work-in-process                                             17,400      12,918
  Finished goods                                             547,440   1,465,692
                                                          ----------  ----------

                                                          $1,300,690  $3,063,240
                                                          ==========  ==========

                          NOTE D - PROPERTY AND EQUIPMENT

     At December 31, 2002 and 2001, property and equipment consisted of:


                                                     2002         2001
                                                  -----------  -----------

  Furniture                                       $   246,284  $   318,901
  Office equipment                                    217,751      295,322
  Factory equipment                                 1,133,015    1,418,122
  Data processing equipment                           694,868    1,524,010
  Leasehold improvements                              109,333      248,637
  Vehicles                                             17,341       25,903
                                                  -----------  -----------
                                                    2,418,592    3,830,895
  Less accumulated depreciation and amortization    1,862,964    2,915,736
                                                  -----------  -----------

                                                  $   555,628  $   915,159
                                                  ===========  ===========



                           NOTE E - DEBT OBLIGATIONS

The Company and EPCO have a combined revolving line of credit providing for borrowings of up to 80% of eligible receivables and 50% of eligible inventories, plus additional borrowings as negotiated with the bank. At December 31, 2002 and 2001, the Company had outstanding borrowings under this agreement of $3,202,782 and $5,381,305. Total combined borrowings were not to exceed $11,750,000 ($9,000,000 available to the Company) at December 31, 2002. Total combined borrowings of the Company and EPCO at December 31, 2002 and 2001 were $5,211,017 and $6,273,832.

Borrowings under the line of credit, which are repayable on demand, bear interest of 5.75% to 7.25% and 6.25% to 6.75% at December 31, 2002 and 2001,
which represents 1.5% to 3.0% over the prime rate, and are collateralized by substantially all of the Company's assets. In addition, the obligation is guaranteed by each of the Company's two shareholders to a maximum of $375,000 each. The line of credit agreement expires in October 2003, and requires the Company to meet certain restrictive covenants including, but not limited to, maintaining net worth of at least $100,000, and places restriction on dividends and capital expenditures. The Company was in compliance with or had obtained waivers for its covenants at December 31, 2002 and 2001. The Company believes it will be able to renew the line of credit under similar terms and conditions.

                      NOTE F - RELATED PARTY TRANSACTIONS

The Company pays for certain common expenses of the Company and its related companies, EPCO and LCI. Expenses are allocated between the companies based on detailed information contained in the related invoices. In addition, the Company charged EPCO and LCI management fees of $102,000 for 2002 and 2001 for an allocation of management's time and expenses.

The Company sells and purchases goods and shares expenses with other affiliated companies, including EPCO and LCI. At December 31, 2002 and 2001, the Company had a net payable to EPCO and LCI of $687,612 and $209,115, respectively.

The Company had several notes payable to its shareholders totaling $576,220 and $110,905 at December 31, 2002 and 2001, respectively. These notes are due on demand and bear interest at 1.5% over prime (effective rate of 5.75% and 6.25% at December 31, 2002 and 2001).

Beginning in October 2002, the Company started sub-leasing a portion of its main facility to LCI on month-to-month terms. Total sub-lease income for the year ended December 31, 2002 was $9,285.


                         NOTE G - SHAREHOLDER'S EQUITY

Redemption and Cross Purchase Agreement
---------------------------------------

The Company has entered into an agreement with its shareholders that in the event a shareholder desires to sell his shares, the Company has a first option to purchase the shares. The purchase price is to be the fair value as determined by an independent public accountant. The redemption and cross purchase agreement is partially funded by life insurance policies on two shareholders.

Authorized shares of common stock
---------------------------------

During 2002, the Company amended their articles of incorporation to allow for 10,000,000 shares of common stock with a par value of $.00001 to be authorized. The financial statements have been restated to reflect this change for all periods presented.

Stock Split
-----------

During 2002, the Company declared a 10,000 to 1 stock split. Accordingly, the number of issued and outstanding shares increased to 3,680,000. The financial statements have been restated to reflect this change for all periods presented.


                           NOTE H - RETIREMENT PLANS

The Company has a profit sharing plan with a 401(k) provision for all non-union employees. Company contributions are at the discretion of the management of the Company. No contributions were made by the Company for the years ended December 31, 2002 and 2001.


                    NOTE I - COMMITMENTS AND CONTINGENCIES

Leases
------

The Company leases certain equipment, furniture, and vehicles under capital lease arrangements with interest ranging from 4.5% to 11.8% and terms through July 2006. The cost of equipment subject to capital leases was $335,048 and $452,581 at December 31, 2002 and 2001, respectively. The accumulated amortization related to this equipment was $131,823 and $173,689 at December 31, 2002 and 2001, respectively. Certain leases are guaranteed by the Company's shareholders.

The Company leases office space under a noncancelable operating lease expiring in February 2006. The Company also leases warehouse space on month-to-month terms with 15 days written notice from either party needed to terminate the lease. The leases require payment of all operating expenses and real estate taxes over the life of the lease.

The following is a schedule of approximate minimum payments required under the capital and operating leases offset by sub-lease proceeds:

                                                   Capital   Operating
            Year ending December 31                 leases     leases
            -----------------------                --------  ----------

                    2003                           $ 78,746  $  394,492
                    2004                             51,633     403,450
                    2005                             51,633     408,349
                    2006                             18,559      64,593
                                                   --------  ----------

            Total minimum lease payments            200,571  $1,270,884
                                                             ==========

            Less: Amounts representing interest      27,450
                                                   --------

            Present value of future minimum lease
               Payments                             173,121

            Less: Current portion                    65,445
                                                   --------

            Capital lease obligations, net of      $107,676
              current portion                      ========

Rent expense incurred under operating lease commitments was approximately $792,000 and $890,000 in 2002 and 2001.

Self-Insured Health Plan
------------------------

The Company has a self-insured employee health plan. It has contracted with an administrative service company to supervise and administer the program and act as its representative. The Company insures for excessive or unexpected claims and is liable for claims not to exceed $35,000 per employee per plan year and an aggregate amount of $250,000 per plan year. Estimated future claims for medical services of approximately $29,500 and $25,000 were recorded as a liability at December 31, 2002 and 2001.

Litigation
----------

The Company is subject to litigation in the normal course of its business. Management believes the outcome of such litigation will not have a material adverse effect on the operations or financial position of the Company.


                            NOTE J - CONCENTRATIONS

During the year ended December 31, 2001, the Company had one customer that amounted to 10% of total sales. No such concentration existed in the year ended December 31, 2002.


                          NOTE K - VENDOR SETTLEMENTS

During February 2002, the Company notified vendors of its difficult financial situation and offered payments of approximately 41% of January 31, 2002 payable balances. The majority of the Company's vendors responded, while others were undergoing separate negotiations or have reached other settlements. The remaining accounts payable balances after each settlement are being paid to the vendors on a bi-monthly basis beginning June 30, 2002. The payments are made in equal installments over a two-year period. The Company recognized a gain of $857,088 during the year ended December 31, 2002 in conjunction with these agreements. The Company adopted Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections," during 2002, and accordingly, recognized this gain as other income in the statement of operations. The current and long-term portions of those restructured accounts have been presented separately on the balance sheet.

                             NOTE L - SALE OF ASSETS

Crescent Transaction
--------------------

On September 3, 2002, the Company sold certain assets of its business to Crescent Electric Company (CES), an unaffiliated company. The sale involved the transfer of the contractor and end user customer bases along with certain fixed assets related to that business. The elements of the transaction are as follows:

          Cash received                                       $1,025,266
          Assets sold:
            Fixed assets                                         (53,361)
          Liabilities assumed:
            Accrued vacation                                      28,095
                                                              -----------

          Gain on sale                                        $1,000,000
                                                              ===========


The agreement provides for additional consideration of up to $1 million to the Company if CES attains certain financial objectives. The contract prohibits the Company from competing with CES for five years in those customer markets and prohibits the Company from selling distributed products as a vendor as it relates to manufactured products. The Company is now focused on the original equipment manufacturers and communication providers markets as a supplier of manufactured cable assemblies. In addition, the company sells to value added resellers and distributors that do not compete with CES.

EPCO Transaction
----------------

On August 31, 2002, the Company sold certain assets of its business to EPCO in exchange for the assumption of certain liabilities. The sale involved the transfer of the customer base along with certain fixed assets and inventory related to that business. As this transaction was with an affiliated company, the excess of the liabilities assumed over assets sold have been recognized as a capital contribution to the Company. The elements of the transactions are as follows:

          Cash received                                       $      -
          Assets sold:
            Inventory                                          (25,000)
            Fixed assets                                        (5,000)
          Liabilities assumed:
            Bank debt                                          678,261
            Accruals                                           151,739
                                                              ---------

       Capital contribution                                   $800,000
                                                              =========